UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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ICONIX BRAND GROUP, INC.

(Name of Registrant as Specified in its Charter)

N/A

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Iconix Brand Group Confirms Receipt of Director Nominations from Sports Direct International

NEW YORK – June 1, 2018 – Iconix Brand Group, Inc. (Nasdaq: ICON) ("Iconix" or the "Company") today confirmed that Sports Direct International plc (“Sports Direct”) has nominated four individuals to stand for election to the Iconix Board of Directors at the Company’s 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”).

The Iconix Board’s Nominating and Corporate Governance Committee will review Sports Direct’s notice and consider the nominations in due course. The Board will present its formal recommendation regarding director nominees in the Company’s definitive proxy statement and other materials, to be filed with the Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2018 Annual Meeting.

The Company noted that it has a long history of actively engaging with its shareholders, including Sports Direct. In fact, members of Iconix’s senior management team and Board have held numerous discussions with Sports Direct over the past several years to listen to their feedback regarding the Company’s strategic direction and plans to enhance shareholder value. Despite Iconix’s efforts to maintain a constructive dialogue, Sports Direct is effectively seeking control of the Company without paying a control premium.

The Iconix Board comprises eight highly-qualified directors, six of whom are independent, and three of whom were appointed in the past three years. The Board believes that all of its directors possess significant experience relevant to the Company’s business, including directors with global experience as well as a deep understanding of the Company’s strategy and operations, strong business and financial acumen, a proven record of accomplishment, public company senior executive, director and corporate governance experience. Iconix’s directors also bring to the Company expertise across a wide range of disciplines and relevant industries critical to Iconix’s business, including brand building and brand management, corporate strategy, consumer marketing, licensing and retail.

The Company looks forward to maintaining an open dialogue with all shareholders over the coming months.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a portfolio of consumer brands including: CANDIE'S ®, BONGO ®, JOE BOXER ®, RAMPAGE ®, MUDD ®, MOSSIMO ®, LONDON FOG ®, OCEAN PACIFIC ®, DANSKIN ®, ROCAWEAR ®, CANNON ®, ROYAL VELVET ®, FIELDCREST ®, CHARISMA ®, STARTER ®, WAVERLY ®, ZOO YORK ®, UMBRO ®, LEE COOPER ®, ECKO UNLTD. ®, MARC ECKO ®, ARTFUL DODGER ®, and HYDRAULIC®. In addition, Iconix owns interests in the MATERIAL GIRL ®, ED HARDY ®, TRUTH OR DARE ®, MODERN AMUSEMENT ®, BUFFALO ® and PONY ® brands. The Company licenses its brands to a network of retailers and manufacturers. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”). The Company plans to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2018 Annual Meeting (the “2018 Proxy Statement”), together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE 2018 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants, none of whom owns in excess of 1 percent of the Company’s outstanding shares of common stock, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2018 Proxy Statement and other materials to be filed with the SEC in connection with the 2018 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2017 Annual Meeting of Stockholders (the “2017 Proxy Statement”), filed with the SEC on September 29, 2017. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2017 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC.

Stockholders will be able to obtain, free of charge, copies of the 2018 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2018 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://www.iconixbrand.com/investors/sec-filings/). In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Morrow Sodali LLC at 203-658-9400 or toll-free at 800-662-5200.

Investor Contact:

David K. Jones

Executive Vice President and Chief Financial Officer

Iconix Brand Group, Inc.

djones@iconixbrand.com

212-730-0030

Media Contact:

Joele Frank, Wilkinson Brimmer Katcher

Jamie Moser / Jed Repko / Mahmoud Siddig

212-355-4449